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                                                                   Exhibit 17(a)


                      SCUDDER SPAIN AND PORTUGAL FUND, INC.
PROXY                                                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS -- JULY 23, 1998

         The undersigned hereby appoints __________, Daniel Pierce and Wilson Nolen and each of them, as the proxies for the undersigned, with the power of substitution in each of them, to vote all shares of Scudder Spain and Portugal Fund, Inc. (the "Fund" or the "Spain and Portugal Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper") 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on July 23, 1998 at _____ a.m., eastern time, and at any postponements or adjournments thereof and otherwise to represent the undersigned at the meeting with all powers possessed by the shares signed if personally present at the meeting. The undersigned hereby acknowledges receipt of notice of the meeting and the accompanying proxy statement and revokes any proxy heretofore given.

         UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR EACH NUMBERED ITEM LISTED BELOW. THE BOARD OF DIRECTORS OF YOUR FUND, INCLUDING A MAJORITY OF THOSE WHO ARE NOT AFFILIATED WITH THE FUND OR SCUDDER KEMPER, RECOMMENDS THAT YOU VOTE FOR EACH ITEM.

1.  A.   To approve amendments to the Articles of Incorporation of the Spain and
         Portugal Fund to permit mergers and certain other transactions to be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Spain and Portugal Fund.

     B. To approve amendments to the Articles of Incorporation of the Spain and Portugal Fund to permit the Board of Directors of the Fund to classify shares of the Fund into separate series or classes.

     C. To approve a merger of The Growth Fund of Spain, Inc. with and into the Spain and Portugal Fund pursuant to a Merger Agreement and Plan of Reorganization dated April 14, 1998.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

2.       To elect the following persons as Directors of the Spain and Portugal
         Fund.

         [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to vote
             (except as marked to the contrary).      for all nominees listed
                                                      below.

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE FOLLOWING LIST.)

                  James E. Akins                       Daniel Pierce
                  Arthur R. Gottschalk                 Fred B. Renwick
                  Richard M. Hunt                      Moritz A. Sell
                  Frederick T. Kelsey                  John B. Tingleff
                  Gregory L. Melville                  John G. Weithers

         If the merger is not approved by the stockholders of the Spain and Portugal Fund and the Growth Fund of Spain, only Messrs. Hunt and Pierce, current directors of the Spain and Portugal Fund, will be voted upon.
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3.       To ratify the selection of Price Waterhouse LLP as the Spain and
         Portugal Fund's independent accountants for the fiscal year ending September 30, 1998.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

                  (continued and to be signed on reverse side)
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                      SCUDDER SPAIN AND PORTUGAL FUND, INC.

         The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH PROPOSAL. Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized person.

                                        x____________________________
                                        _____________________________
                                        _____________________________

                                        x____________________________
                                        _____________________________
                                        _____________________________

                                        Dated:_______________________

                                        ____________________, 1998

              PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED